I. PROCESS TIMELINE
Confidential – For Discussion Purposes
*** Portions of this exhibit have been
omitted pursuant to a request for
confidential treatment, such material
has been filed separately with the
SEC. The symbol [***] in this exhibit
indicates that the information has been
ommitted.
Exhibit (c)(iv)

PROCESS TIMELINE

Date Event
Week of 09/14/2009 OMNI/Stephens meeting to introduce [***] businesses
Discussed OMNI’s strategic and financial plans including potential covenant issues with the company’s senior debt
OMNI provided guidance to Stephens estimating approx. $5 million Adjusted EBITDA for the Third Quarter 2009
Week of 10/12/2009 Began drafting confidential information memorandum related to a recapitalization
Week of 10/19/2009 Executed engagement letter with the company related to proposed recapitalization (10/20/2010)
Week of 10/26/2009 Stephens dinner with Chairman, CEO and CFO (11/01/2009)
Week of 11/02/2009 OMNI Announced Third Quarter 2009 Adjusted EBITDA of $3.5 million (11/05/2009)
Week of 11/09/2009 Drafted and finalized confidentiality agreement for OMNI
Week of 11/16/2009 Received first comments from OMNI on the draft confidential information memorandum
[***] expressed unsolicited interest in OMNI (11/17/2009)
Week of 11/23/2009 Stephens continued to receive information requested from OMNI for Stephens to complete the confidential information memorandum and executive summary
Week of 11/30/2009 Stephens finalized the confidential information memorandum and executive summary (12/03/2009)
Sep-2009 Oct-2009 Nov-2009 Dec-2009
S M T W T F S S M T W T F S S M T W T F S S M T W T F S
1 2 3 4 5 1 2 3 1 2 3 4 5 6 7 1 2 3 4 5
6 7 8 9 10 11 12 4 5 6 7 8 9 10 8 9 10 11 12 13 14 6 7 8 9 10 11 12
13 14 15 16 17 18 19 11 12 13 14 15 16 17 15 16 17 18 19 20 21 13 14 15 16 17 18 19
20 21 22 23 24 25 26 18 19 20 21 22 23 24 22 23 24 25 26 27 28 20 21 22 23 24 25 26
27 28 29 30 25 26 27 28 29 30 31 29 30 27 28 29 30 31
- Bank holiday

PROCESS TIMELINE (CONT’D)

Date Event
Week of 12/07/2009 Stephens final lender contact list and marketing materials approved by OMNI
Stephens begins contacting potential lenders regarding recapitalization
Stephens begins initial discussions with OMNI regarding potential investors for a going private transaction
Call with OMNI to discuss the go-private timeline and process (12/09/2009)
Weeks of 12/14/2009 and
12/21/2009
Stephens continued to contact lenders, execute confidentiality agreements, and distribute marketing materials regarding a refinancing
Received feedback from lenders and responded to questions
Weeks of 01/04/2010 and
01/11/2010
Stephens continued to contact lenders, execute confidentiality agreements, and distribute marketing materials regarding a refinancing; responded to due diligence requests and follow up questions from potential lenders
Conference call with CFO and Treasurer to provide update on lender process (01/05/2010)
Stephens received OMNI’s 2010 budget reflecting $24.1 million of EBITDA for 2010
OMNI management meetings in Houston with [***], [***] and [***] (01/14/2010)
Week of 01/18/2010 Stephens continued to respond to due diligence requests and follow up questions from potential lenders
Week of 01/25/2010 Stephens provided OMNI with an update call to review the refinancing process (01/29/2010)
Week of 02/01/2010 Stephens executed a new engagement letter with OMNI’s board prior to contacting potential financial sponsors (02/02/2010)
Stephens begins contacting potential financial sponsors in New York to set up meetings in New York between 02/10/2010 and
02/12/20 (02/03/2010)
Draft management presentation provided to OMNI
Week of 02/08/2010 Stephens continued to contact financial sponsors in New York and execute confidentiality agreements
Stephens finalized management presentation for meetings in New York (02/09/2010)
Dec-2009 Jan-2010 Feb-2010 Mar-2010
S M T W T F S S M T W T F S S M T W T F S S M T W T F S
1 2 3 4 5 1 2 1 2 3 4 5 6 1 2 3 4 5 6
6 7 8 9 10 11 12 3 4 5 6 7 8 9 7 8 9 10 11 12 13 7 8 9 10 11 12 13
13 14 15 16 17 18 19 10 11 12 13 14 15 16 14 15 16 17 18 19 20 14 15 16 17 18 19 20
20 21 22 23 24 25 26 17 18 19 20 21 22 23 21 22 23 24 25 26 27 21 22 23 24 25 26 27
27 28 29 30 31 24 25 26 27 28 29 30 28 28 29 30 31
31
- Bank holiday

PROCESS TIMELINE (CONT’D)

Date Event
February 10, 2010 Management presentations with [***], [***], [***]
February 11, 2010 Management presentations with [***], [***], [***], [***]
February 12, 2010 Management presentations with [***], Wellspring Capital Management
Wellspring followed up that afternoon to schedule a dinner and due diligence visit on February 23 rd
and 24
th
Week of 02/15/2010 Contacted New York financial sponsors for initial feedback
Began sending financial models and supplemental information to interested groups
Corresponded with Wellspring regarding information requests
Initiated calls to Houston financial sponsors to schedule meetings for February 24 th
and 25
th
and executed confidentiality
agreements
Conducted due diligence call with Wellspring and OMNI (02/17/2010)
Week of 02/22/2010 Received discussion materials from Wellspring including a summary of financial performance by division and subsidiary overviews
Stephens contacted financial sponsors in New York and execute confidentiality agreements for meetings on 03/02/2010
Houston dinner with four Wellspring representatives, CEO, CFO, and Stephens (02/23/2010)
Wellspring/OMNI four hour due diligence meeting at Stephens’ Houston office (02/24/2010)
Management presentation with [***] (02/24/2010)
Responded to Wellspring information requests (02/25/2010 and 02/26/2010)
Management presentations with [***], [***], [***] (02/25/2010)
Feb-2010 Mar-2010 Apr-2010 May-2010
S M T W T F S S M T W T F S S M T W T F S S M T W T F S
1 2 3 4 5 6 1 2 3 4 5 6 1 2 3 1
7 8 9 10 11 12 13 7 8 9 10 11 12 13 4 5 6 7 8 9 10 2 3 4 5 6 7 8
14 15 16 17 18 19 20 14 15 16 17 18 19 20 11 12 13 14 15 16 17 9 10 11 12 13 14 15
21 22 23 24 25 26 27 21 22 23 24 25 26 27 18 19 20 21 22 23 24 16 17 18 19 20 21 22
28 28 29 30 31 25 26 27 28 29 30 23 24 25 26 27 28 29
30 31
- Bank holiday

PROCESS TIMELINE (CONT’D)

Date Event
Week of 03/01/2010 Began sending financial models and supplemental information to interested Houston groups
Stephens conference call with [***] to introduce OMNI to investment professionals that were not at the NYC meeting
Management presentations in New York with [***], [***], [***], [***], [***], [***] (03/02/2010)
Received inquiry from Wellspring regarding Logan Oil Tools and Destiny Resources merger (03/03/2010)
Began sending financial models and supplemental information to interested groups (03/03/2010)
Followed up with all potentially interested parties regarding verbal and written indications of interest
Week of 03/08/2010 Stephens dinner in Lafayette, LA with OMNI board to provide process update (03/08/2010)
Stephens received feedback from OMNI’s board to continue with process (03/10/2010)
Conference call with [***] and Locke Lord to review legal aspects of a going-private transaction (03/11/2010)
Wellspring conference call to review indication letter (03/12/2010)
Week of 03/15/2010 Conference call to review indications with [***], [***], [***], [***] (03/15/2010)
Conference call to review indications with [***], [***], [***], [***] (03/16/2010)
Received draft 10K from OMNI reflecting $1.9 million cash vs. $5.5 million previous estimate (03/16/2010)
Due diligence call with Wellspring and OMNI to review Wellspring’s detailed questions (03/17/2010)
Process update call with Brian Recatto, Ron Mogel and Dennis Sciotto (03/19/2010)
Week of 03/22/2010 Provided update to board on process (03/22/2010)
Feb-2010 Mar-2010 Apr-2010 May-2010
S M T W T F S S M T W T F S S M T W T F S S M T W T F S
1 2 3 4 5 6 1 2 3 4 5 6 1 2 3 1
7 8 9 10 11 12 13 7 8 9 10 11 12 13 4 5 6 7 8 9 10 2 3 4 5 6 7 8
14 15 16 17 18 19 20 14 15 16 17 18 19 20 11 12 13 14 15 16 17 9 10 11 12 13 14 15
21 22 23 24 25 26 27 21 22 23 24 25 26 27 18 19 20 21 22 23 24 16 17 18 19 20 21 22
28 28 29 30 31 25 26 27 28 29 30 23 24 25 26 27 28 29
30 31
- Bank holiday